                                                                   Exhibit 23.2




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,250,000 shares of common stock pertaining to the Grubb & Ellis Company 1990 Amended and Restated Stock
Option Plan and Grubb & Ellis Employee Stock Purchase Plan of our report dated August 18, 1997, with respect to the consolidated financial statements of Grubb & Ellis Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.




                                                 Ernst & Young LLP

Chicago, Illinois
December 18, 1997